Exhibit 12

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                                             Years Ended July 31,
                                                     --------------------------------------------------------------------------
                                                        1999             2000            2001           2002     2003 Restated
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
Earnings
  Income before cumulative effect of change
    in accounting principle                          $61,271        $  60,507         $34,206        $12,878        $12,392
  Income tax provision                                29,745           35,536          20,091          6,343          2,635
                                                     -------------------------------------------------------------------------
    Earnings                                          91,016           96,043          54,297         19,221         15,027
                                                     -------------------------------------------------------------------------
Fixed Charges
  Interest expense                                     1,772           21,169          22,195         16,255         27,985
  Portion of rental expense representative of
    interest factor                                      705            1,113           2,082          3,030          3,034
                                                     -------------------------------------------------------------------------
    Fixed charges                                      2,477           22,282          24,277         19,285         31,019
                                                     -------------------------------------------------------------------------
Capitalized interest                                      --             (580)             --             --             --
                                                     -------------------------------------------------------------------------
Earnings before income tax provision and
  fixed charges                                      $93,493        $ 117,745         $78,574        $38,506        $46,046
                                                     =========================================================================
Ratio of earnings to fixed charges                     37.7x             5.3x            3.2x           2.0x           1.5x
                                                     =========================================================================